UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 19, 2013

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36135	04-2616226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, New York 10281
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2013, Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) accepted the resignation of Brett M. Fox as a director of the Company, effective as of that date. Mr. Fox did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company’s operations, policies or practices.

Concurrent with the acceptance of Mr. Fox’s resignation, Paul Schulman was elected to serve as a director of the Company. As of the date of this report, Mr. Schulman has not been named to any committee of the board of directors of the Company. Mr. Schulman’s term as a director of the Company commenced upon his election, and will continue until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified or his earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
Dated: As of November 19, 2013	By: /s/ Michelle L. Campbell Michelle L. Campbell Vice President, Compliance